Exhibit 99.1

Rosetta Resources Inc. Announces 2015 Second Quarter Financial and Operational Results

•	Delivered total daily oil equivalent production volumes of 63.0 MBoe/d, exceeding the high end of the quarterly guidance range for the quarter.
•	Achieved record Permian daily production of 9.0 MBoe/d, an increase of 23 percent from the first quarter 2015.
•	Successfully completed three South Gates Ranch and four Reeves County horizontal wells.

HOUSTON, July 17, 2015 (GlobeNewswire) -- Rosetta Resources Inc. (NASDAQ: ROSE) (“Rosetta” or the “Company”) today reported adjusted net income (non-GAAP) for the second quarter 2015 of $11.8 million, or $0.16 per diluted share, versus adjusted net income of $50.5 million, or $0.82 per diluted share for the same period in 2014. The decrease in adjusted net income was primarily driven by lower commodity prices, partially offset by higher production volumes. Net income for the quarter, which included a non-cash impairment of $245.2 million, was a loss of $341.7 million, or $(4.52) per diluted share, versus net income of $14.4 million, or $0.23 per diluted share, in 2014. Adjusted EBITDA (non-GAAP) was $125.9 million in the second quarter of 2015, compared to $181.5 million in the second quarter 2014. A summary of the adjustments made to calculate adjusted net income and adjusted EBITDA is included in the attached “Non-GAAP Reconciliation Disclosure” tables.

2015 Second Quarter Results

Production for the quarter averaged 63.0 thousand barrels of oil equivalent per day (“MBoe/d”), an increase of two percent from the same period in 2014 and above the high end of the 57 – 60 MBoe/d second quarter 2015 guidance range. Natural gas liquids (“NGLs”) and natural gas daily production volumes increased by two and nine percent, respectively, compared to the prior year second quarter. Oil production in the second quarter averaged 18.2 thousand barrels per day, a decrease of four percent from the same period in 2014 but roughly flat compared to the first quarter 2015 volumes.

Revenues for the second quarter of 2015 were $101.3 million compared to $220.9 million for the same period in 2014.  Second quarter revenues excluding unrealized derivative losses were $198.1 million in 2015 and $264.6 million in 2014.  A summary of the Company’s quarterly production results and average sales prices by commodity is included in the attached “Summary of Operating Data” table.

Lease operating expense (“LOE”), including workovers and insurance expense, for the second quarter was $2.88 per Boe, a 36 percent decrease on a per-unit basis from the same period in 2014 due to higher volumes and cost reduction efforts. Second quarter LOE was also 22 percent lower compared to the first quarter 2015. Treating and transportation expense decreased by three percent on a per-unit basis versus the first quarter to $4.02 per Boe. Overall, total cash production costs for the second quarter decreased eight percent compared to first quarter 2015 on a per-unit basis and were below the Company’s second quarter guidance range. A summary of the Company’s second quarter operating costs on a per-unit basis is included in the attached “Summary of Operating Data” table.

Operational Update

In the second quarter of 2015, Rosetta made capital investments of approximately $49.7 million.  The Company completed seven gross operated wells and seven were placed on production. The second quarter capital spend included approximately $38.6 million for drilling and completion activities and $11.1 million of other capital expenses including leasehold, capitalized interest and geological and geophysical costs.

EAGLE FORD

Daily production from the Eagle Ford was 54.0 MBoe/d in the second quarter, five percent lower than the same period in 2014 due to decreased drilling and completion activity. Capital spending in the second quarter included $14.3 million related to well drilling and completion activity. During the quarter, three wells were completed and brought on production in the South Gates Ranch.

PERMIAN BASIN

Rosetta’s production from the Permian averaged approximately 9.0 MBoe/d in the second quarter, an increase of 100 percent from the same period in 2014 and the Company’s highest recorded daily production volumes since beginning operations in the basin in 2013. Capital spending included $24.3 million for well completion and non-operated drilling activities. During the quarter, four gross operated horizontal wells were completed and brought on production in Reeves County.

Proposed Merger with Noble Energy

On May 10, 2015, Rosetta and Noble Energy (“Noble”) entered into the Merger Agreement pursuant to which each share of Rosetta common stock will be converted into the right to receive 0.542 shares of Noble common stock. The Merger Agreement was unanimously approved by Rosetta’s board of directors and by Noble’s board of directors. Following the approval by Rosetta’s stockholders, the merger is expected to close July 20, 2015.

Rosetta Resources Inc. is an independent exploration and production company engaged in the acquisition and development of onshore unconventional resource plays in the United States of America.  The Company owns positions in the Eagle Ford area in South Texas and in the Permian Basin in West Texas.  Rosetta is based in Houston, Texas.

[ROSE-F]

Forward-Looking Statements

This press release includes forward-looking statements, which give the Company's current expectations or forecasts of future events based on currently available information. Forward-looking statements are statements that are not historical facts, such as expectations regarding drilling plans, including the acceleration or deceleration thereof, production rates and guidance, proven reserves, resource potential, incremental transportation capacity, exit rate guidance, net present value, development plans, progress on infrastructure projects, exposures to weak oil, natural gas, and NGL prices, changes in the Company's liquidity, changes in acreage positions, expected expenses, expected capital expenditures, and projected debt balances. The assumptions of management and the future performance of the Company are subject to a wide range of business risks and uncertainties and there is no assurance that these statements and forecasts will be met. Factors that could affect the Company's business include, but are not limited to: the risks associated with drilling and completion of oil and natural gas wells; the Company's ability to find, acquire, market, develop, and produce new reserves; the risk of drilling dry holes; oil, liquids and natural gas price volatility; derivative transactions (including the costs associated therewith and the abilities of counterparties to perform thereunder); uncertainties in the estimation of proved, probable, and possible reserves and in the projection of future rates of production and reserve growth; inaccuracies in the Company's assumptions regarding items of income and expense and the level of capital expenditures; uncertainties in the timing of exploitation expenditures; operating hazards attendant to the oil and natural gas business; cyber-attacks; drilling and completion losses that are generally not recoverable from third parties or insurance; potential mechanical failure or underperformance of significant wells; midstream and pipeline construction difficulties and operational upsets; climatic conditions; availability and cost of material, equipment and services; the risks associated with operating in a limited number of geographic areas, including the Permian; actions or inactions of third-party operators of the Company's properties; the Company's ability to retain and hire skilled personnel; diversion of management's attention from existing operations while pursuing acquisitions or dispositions; availability and cost of capital; the strength and financial resources of the Company's competitors; regulatory developments; environmental risks; uncertainties in the capital markets; general economic and business conditions; industry trends; and other factors detailed in the Company's most recent Form 10-K and other filings with the Securities and Exchange Commission.  If one or more of these risks or uncertainties materialize (or the consequences of such a development changes), or should underlying assumptions prove incorrect, actual outcomes may vary materially from those forecasted. The Company undertakes no obligation to publicly update or revise any forward-looking statements except as required by law.

References to quantities of oil, NGLs or natural gas may include amounts that the Company believes will ultimately be produced, but are not yet classified as “proved reserves” under SEC definitions. We use the term "net risked resource potential" to describe the Company's internal estimates of volumes of natural gas and oil that are not classified as proved developed reserves but are potentially recoverable through exploratory drilling or additional drilling or recovery techniques.  Estimates of net risked resource potential are by their nature more speculative than estimates of proved reserves and accordingly are subject to substantially greater risk of not being realized by the Company.  Estimates of net risked resource potential may change significantly as development provides additional data, and actual quantities that are ultimately recovered may differ substantially from prior estimates.

Investor Contact:

Antoinette D. (Toni) Green
Vice President, Investor Relations & Strategy
Rosetta Resources Inc.
info@rosettaresources.com

Blake F. Holcomb
Investor Relations Manager
Rosetta Resources Inc.
info@rosettaresources.com

Rosetta Resources Inc.
Consolidated Balance Sheet
(In thousands, except par value and share amounts)

	June 30, 2015	December 31, 2014
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$7,688	$34,397
Accounts receivable	97,293	117,070
Derivative instruments	139,307	221,250
Prepaid expenses	6,881	8,142
Other current assets	3,992	3,535
Total current assets	255,161	384,394
Oil and natural gas properties using the full cost method of accounting:
Proved properties	5,566,386	5,337,537
Unproved/unevaluated properties, not subject to amortization	517,031	550,979
Gathering systems and compressor stations	281,233	285,989
Other fixed assets	31,904	34,339
	6,396,554	6,208,844
Accumulated depreciation, depletion and amortization, including impairment	(3,660,636)	(2,434,003)
Total property and equipment, net	2,735,918	3,774,841
Other assets:
Debt issuance costs	24,604	25,741
Deferred tax asset	46,961	—
Derivative instruments	35,833	65,419
Other long-term assets	68	272
Total other assets	107,466	91,432
Total assets	$3,098,545	$4,250,667
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued liabilities	$109,555	$179,353
Royalties and other payables	78,324	98,972
Deferred income taxes	46,961	72,445
Total current liabilities	234,840	350,770
Long-term liabilities:
Long-term debt	1,800,000	2,000,000
Deferred income taxes	699	207,854
Other long-term liabilities	27,499	22,930
Total liabilities	2,063,038	2,581,554
Stockholders' equity:
Preferred stock, $0.001 par value; authorized 5,000,000 shares; no shares issued in 2015 or 2014	—	—
Common stock, $0.001 par value; authorized 150,000,000 shares; issued 76,532,669 shares and 62,306,601 shares at June 30, 2015 and December 31, 2014, respectively	77	62
Additional paid-in capital	1,440,869	1,192,836
Treasury stock, at cost; 801,651 shares and 788,493 shares at June 30, 2015 and December 31, 2014, respectively	(27,702)	(27,414)
Accumulated other comprehensive loss	(215)	(234)
(Accumulated deficit) retained earnings	(377,522)	503,863
Total stockholders' equity	1,035,507	1,669,113
Total liabilities and stockholders' equity	$3,098,545	$4,250,667

Rosetta Resources Inc.
Consolidated Statement of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Revenues:
Oil sales	$83,960	$162,703	$146,477	$294,380
NGL sales	26,717	55,442	52,612	110,737
Natural gas sales	32,235	52,140	69,464	103,519
Derivative instruments	(41,643)	(49,395)	5,860	(73,180)
Total revenues	101,269	220,890	274,413	435,456
Operating costs and expenses:
Lease operating expense	16,498	25,064	38,320	44,585
Treating and transportation	23,042	18,618	47,456	39,295
Taxes, other than income	9,262	12,259	17,941	22,465
Depreciation, depletion and amortization	86,825	90,640	187,582	165,415
Impairment of oil and gas properties	245,205	—	1,043,338	—
Reserve for commercial disputes	—	—	9,200	—
General and administrative costs	28,206	21,667	50,126	41,205
Total operating costs and expenses	409,038	168,248	1,393,963	312,965
Operating (loss) income	(307,769)	52,642	(1,119,550)	122,491
Other expense (income):
Interest expense, net of interest capitalized	21,165	17,327	43,213	32,617
Interest income	(1)	(1)	(2)	(13)
Other (income) expense, net	(362)	12,496	(547)	12,647
Total other expense	20,802	29,822	42,664	45,251
(Loss) income before provision for income taxes	(328,571)	22,820	(1,162,214)	77,240
Income tax (benefit) expense	13,140	8,376	(280,829)	27,553
Net (loss) income	$(341,711)	$14,444	$(881,385)	$49,687
(Loss) earnings per share:
Basic	$(4.52)	$0.24	$(12.62)	$0.81
Diluted	$(4.52)	$0.23	$(12.62)	$0.81
Weighted average shares outstanding:
Basic	75,555	61,452	69,850	61,416
Diluted	75,555	61,617	69,850	61,599

Rosetta Resources Inc.
Consolidated Statement of Cash Flows
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2015	2014
Cash flows from operating activities:
Net (loss) income	$(881,385)	$49,687
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	187,582	165,415
Impairment of oil and gas properties	1,043,338	—
Deferred income taxes	(280,828)	26,521
Amortization of deferred loan fees recorded as interest expense	2,141	1,900
Loss on debt extinguishment	—	3,101
Stock-based compensation expense	7,753	7,393
Loss due to change in fair value of derivative instruments	111,529	59,529
Change in operating assets and liabilities:
Accounts receivable	19,777	(14,840)
Prepaid expenses	1,856	2,578
Other current assets	(457)	(3,320)
Long-term assets	204	46
Accounts payable and accrued liabilities	11,948	(15,041)
Royalties and other payables	(20,648)	15,901
Other long-term liabilities	(1,154)	810
Net cash provided by operating activities	201,656	299,680
Cash flows from investing activities:
Acquisitions of oil and gas assets	—	(79,020)
Additions to oil and gas assets	(271,316)	(675,835)
Disposals of oil and gas assets	10,052	8
Net cash used in investing activities	(261,264)	(754,847)
Cash flows from financing activities:
Borrowings on Credit Facility	190,000	550,000
Payments on Credit Facility	(390,000)	(550,000)
Issuance of Senior Notes	—	500,000
Retirement of Senior Notes	—	(200,000)
Proceeds from issuance of common stock	234,787	—
Deferred loan fees	(1,600)	(8,354)
Proceeds from stock options exercised	—	376
Purchases of treasury stock	(288)	(2,546)
Excess tax benefit from share-based awards	—	101
Net cash provided by financing activities	32,899	289,577
Net decrease in cash	(26,709)	(165,590)
Cash and cash equivalents, beginning of period	34,397	193,784
Cash and cash equivalents, end of period	$7,688	$28,194

Supplemental disclosures:
Capital expenditures included in Accounts payable and accrued liabilities	$48,050	$195,400
Operating liabilities settled in stock	$6,419	$-

 Rosetta Resources Inc.
Summary of Operating Data
(In thousands, except percentages and per unit amounts)

	Three Months Ended June 30,			Six Months Ended June 30,
	2015	2014	% Change Increase/ (Decrease)	2015	2014	% Change Increase/ (Decrease)
	(In thousands, except percentages and per unit amounts)			(In thousands, except percentages and per unit amounts)

Daily production by area (MBoe/d):
Eagle Ford	54.0	56.9	(5%)	56.2	53.4	5%
Permian	9.0	4.5	100%	8.2	4.4	86%
Other	-	0.1	(100%)	-	0.1	(100%)
Total (MBoe/d)	63.0	61.5	2%	64.4	57.9	11%

Daily production:
Oil (MBbls/d)	18.2	19.0	(4%)	18.2	17.6	3%
NGLs (MBbls/d)	21.7	21.2	2%	22.0	19.9	11%
Natural Gas (MMcf/d)	138.6	127.3	9%	144.7	122.5	18%
Total (MBoe/d)	63.0	61.5	2%	64.4	57.9	11%

Average sales prices:
Oil, excluding derivatives ($/Bbl)	$50.76	$93.99	(46%)	$44.35	$92.46	(52%)
Oil, including realized derivatives ($/Bbl)	71.50	90.88	(21%)	68.20	89.84	(24%)
NGL, excluding derivatives ($/Bbl)	13.51	28.71	(53%)	13.21	30.75	(57%)
NGL, including realized derivatives ($/Bbl)	18.24	29.20	(38%)	17.73	30.21	(41%)
Natural gas, excluding derivatives ($/Mcf)	2.56	4.50	(43%)	2.65	4.67	(43%)
Natural gas, including realized derivatives ($/Mcf)	3.47	4.39	(21%)	3.44	4.52	(24%)
Total (excluding realized derivatives) ($/Boe)	$24.92	$48.33	(48%)	$23.05	$48.54	(53%)
Total (including realized derivatives) ($/Boe)	$34.55	$47.30	(27%)	$33.13	$47.24	(30%)

Average costs (per Boe):
Direct LOE	$2.18	$2.64	(17%)	$2.49	$2.92	(15%)
Workovers	0.65	1.78	(63%)	0.75	1.28	(41%)
Insurance	0.05	0.06	(17%)	0.05	0.05	-
Treating and transportation	4.02	3.33	21%	4.07	3.75	9%
Taxes, other than income	1.62	2.19	(26%)	1.54	2.14	(28%)
DD&A	15.14	16.21	(7%)	16.10	15.79	2%
G&A, excluding stock-based compensation	4.08	3.15	30%	3.64	3.23	13%
Interest expense	3.69	3.10	19%	3.71	3.11	19%

Rosetta Resources Inc.
Derivatives Summary
Status as of July 7, 2015

Product	Settlement Period	Derivative Instrument	Notional Daily Volume Bbl	Average Floor/Fixed Prices per Bbl	Average Ceiling Prices per Bbl
Crude oil	2015	Costless Collar	8,000	55.00	84.80
Crude oil	2015	Swap	12,000	89.81
Crude oil	2016	Swap	6,000	90.28

Product	Settlement Period	Derivative Instrument	Notional Daily Volume Bbl	Fixed Prices per Bbl
NGLs	2015	Swap	7,000	31.90

Product	Settlement Period	Derivative Instrument	Notional Daily Volume MMBtu	Average Floor/Fixed Prices per MMBtu	Average Ceiling Prices per MMBtu
Natural gas	2015	Costless Collar	50,000	3.60	5.04
Natural gas	2016	Costless Collar	40,000	3.50	5.58

Natural gas	2015	Swap	50,000	4.13
Natural gas	2016	Swap	30,000	4.04

 Rosetta Resources Inc.
Non-GAAP Reconciliation Disclosure - Adjusted Net Income
(In thousands, except per share amounts)

The following table reconciles net income (GAAP) to adjusted net income (non-GAAP) for the three months and six months ended June 30, 2015 and 2014.  Adjusted net income eliminates the unrealized derivative activity from our results for all periods, the impact of ceiling test asset impairments for the three and six months ended June 30, 2015, the transaction and financing costs associated with the Noble merger for the period indicated below, the reserve for commercial dispute for the period indicated below, a loss on debt extinguishment for the periods indicated below, along with the related tax effect for all periods and the impact of valuation allowances against the Company’s net U.S. federal deferred tax assets in the periods indicated. The Company uses this information to analyze operating trends and for comparative purposes within the industry. This measure is not intended to replace net income (GAAP) but rather to provide additional information that may be helpful in evaluating the Company’s operational trends and performance. Our method of computing adjusted net income may not be the same method used to compute similar measures reported by other entities.

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Net (loss) income (GAAP)	$(341,711)	$14,444	$(881,385)	$49,687
Unrealized derivative loss	96,829	43,681	111,529	59,529
Impairment of oil and gas properties	245,205	-	1,043,338	-
Noble merger - transaction costs	5,101	-	5,101	-
Reserve for commercial dispute	-	-	9,200	-
Loss on debt extinguishment	-	12,629	-	12,629
Tax benefit related to the above	(122,712)	(20,294)	(413,301)	(26,006)
Valuation allowance	129,057	-	129,057	-
Adjusted net income (Non-GAAP)	$11,769	$50,460	$3,539	$95,839

Net income per share (GAAP)
Basic	$(4.52)	$0.24	$(12.62)	$0.81
Diluted	(4.52)	0.23	(12.62)	0.81

Adjusted net income per share (Non-GAAP)
Basic	$0.16	$0.82	$0.05	$1.56
Diluted	0.16	0.82	0.05	1.56

Rosetta Resources Inc.
Non-GAAP Reconciliation Disclosure – Adjusted EBITDA
(In thousands)

The following table reconciles net income (GAAP) to adjusted EBITDA (non-GAAP) for the three and six months ended June 30, 2015 and 2014. The Company defines adjusted EBITDA as earnings before interest expense, income taxes and depreciation, depletion and amortization expense and other similar non-cash or non-recurring charges. Adjusted EBITDA is a supplemental non-GAAP financial measure that is used by management and external users of the Company’s consolidated financial statements, such as industry analysts, investors, lenders and rating agencies. Adjusted EBITDA is not a measure of net income or cash flows as determined by GAAP. This measure is not intended to replace operating income (GAAP) but rather to provide additional information that may be helpful in evaluating the Company’s operational trends and performance. Our method of computing adjusted EBITDA may not be the same method used to compute similar measures reported by other entities.

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Net (loss) income (GAAP)	$(341,711)	$14,444	$(881,385)	$49,687
Interest expense, net of interest capitalized	21,165	17,327	43,213	32,617
Income tax expense (benefit)	13,140	8,376	(280,829)	27,553
Other (income) expense, net	(362)	12,496	(547)	12,647
Depreciation, depletion and amoritzation	86,825	90,640	187,582	165,415
Impairment of oil and gas properties	245,205	-	1,043,338	-
EBITDA (Non-GAAP)	$24,262	$143,283	$111,372	$287,919
Unrealized derivative loss	96,829	43,681	111,529	59,529
Stock-based compensation expense	4,803	4,035	7,753	7,393
Interest income	(1)	(1)	(2)	(13)
Cash premium on debt extinguishment	-	(9,500)	-	(9,500)
Adjusted EBITDA (Non-GAAP)	$125,893	$181,498	$230,652	$345,328

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Cash flows from operating activities (GAAP)	$93,985	$148,456	$201,656	$299,680
Interest expense, net of interest capitalized	21,165	17,327	43,213	32,617
Amortization of deferred loan fees recorded as interest expense	(1,121)	(916)	(2,141)	(1,900)
Current income tax (benefit) expense	(1)	459	(1)	1,032
Change in operating assets and liabilities	12,228	16,278	(11,526)	13,866
Other cash adjustments	(363)	(106)	(549)	33
Adjusted EBITDA (Non-GAAP)	$125,893	$181,498	$230,652	$345,328